UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2022
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2022, State Street Corporation announced that its Board of Directors has appointed Louis D. Maiuri (age 57) to serve as its President and head of Institutional Services, and has appointed Eric W. Aboaf (age 57) to serve as Vice Chairman, effective immediately. Mr. Maiuri retains his Chief Operating Officer responsibilities, and Mr. Aboaf will continue to serve as Chief Financial Officer and will have expanded responsibility for State Street’s Global Markets business. Ronald P. O’Hanley will continue to serve as Chairman and Chief Executive Officer and will no longer serve as President.
Mr. Maiuri joined State Street in October 2013 and since February 2019 has served as Executive Vice President and Chief Operating Officer. Prior to this role, Mr. Maiuri served as Executive Vice President and head of State Street Global Markets from June 2016 to February 2019 and head of State Street Global Exchange from July 2015 to January 2017. From 2013 to July 2015, he led State Street's Securities Finance division. Before joining State Street, Mr. Maiuri served as executive vice president and deputy chief executive officer of asset servicing at BNY Mellon, a global banking and financial services corporation, from 2009 to 2013.
Mr. Aboaf joined State Street in December 2016 as Executive Vice President and has served as Executive Vice President and Chief Financial Officer since February 2017. Prior to joining State Street, Mr. Aboaf served as chief financial officer of Citizens Financial Group, a financial services and retail banking firm, from April 2015 to December 2016, with responsibility for all finance functions and corporate development. From 2003 to March 2015, he served in several senior management positions for Citigroup, a global investment banking and financial services corporation, including as global treasurer and as the chief financial officer of the institutional client group, which included the custody business.
In conjunction with the above changes, State Street has eliminated the role of Chief Executive Officer of State Street Institutional Services, held by Francisco Aristeguieta. To promote an effective leadership transition, Mr. Aristeguieta has agreed to serve through January 31, 2023 as a special advisor to Mr. Maiuri, during which time Mr. Aristeguieta will receive his current base salary. In accordance with existing plans and agreements, Mr. Aristeguieta’s outstanding deferred compensation awards will remain outstanding after his departure and he will be eligible for formulaic benefits under the State Street Corporation Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan,
		Title:	Executive Vice President, General Counsel and Secretary
Date:	May 9, 2022